EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 8, 2002, accompanying the financial statements of HomeTown Bank of Villa Rica contained in the Registration Statement on Form S-4 filed by GB&T Bancshares, Inc.  We consent to the use of the aforementioned report in the Registration Statement on Form S-4, and to the use of our name as it appears under the caption "Experts".

                                                                                                                                   /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
September 12, 2002